EXHIBIT 99

NEWS RELEASE

FOR MORE INFORMATION CONTACT:	Michael A. Reynolds Vice President and CFO 541 686-8685

http://www.therightbank.com E-mail: banking@therightbank.com

FOR IMMEDIATE RELEASE

PACIFIC CONTINENTAL CORPORATION ANNOUNCES EXECUTIVE CHANGES

Hal Brown Promoted to President and Chief Executive Officer

EUGENE, OR, July 15, 2002—Pacific Continental Corporation (NASDAQ: PCBK), the bank holding company for Pacific Continental Bank, today announced that it named Hal Brown president and chief executive officer effective immediately.

Prior to his current position, Brown, 49, was executive vice president and chief operating officer of Pacific Continental, a position he held for two years. In his capacity as COO, Brown participated in the formulation of the bank’s business strategy and had full responsibility for all of the bank’s operational activities. In addition, he held management oversight for the bank’s ten offices in the Pacific Northwest region. Brown has been a member of the Pacific Continental executive team for over 17 years. He has more than 25 years of bank industry experience, beginning his career with First Interstate Bank prior to joining PCBK in 1985.

“Hal Brown is the right person to lead Pacific Continental at this point in time,” said Robert A. Ballin, chairman of the board of directors of Pacific Continental. “Hal knows our bank strategy, our culture and clients. He is highly respected internally and with our board of directors. Hal has been instrumental in developing our capabilities to deliver many of our new bank services in recent years. He has been a champion of the strategy to use technology to drive better customer service and to deliver improved operating efficiencies. We are fortunate to have the depth of management in place where we can turn to a banker with Hal’s knowledge, experience, and respect when we have a leadership and succession need,” stated Ballin.

Brown succeeds J. Bruce Riddle who is departing to pursue other interests. Riddle had been with Pacific Continental for 24 years, the last 22 as president and CEO. “We wish Bruce Riddle all the success in his future endeavors and we recognize his many years of dedicated service and contributions to Pacific Continental,” commented Ballin.

“I’m excited to have this opportunity to lead Pacific Continental,” stated Brown. “I have a breadth of experience across the company’s operations and appreciate the unique culture of our organization. I look forward to building on the success Mr. Riddle’s leadership provided. With my solid operational expertise I’m prepared to lead our experienced management team to realize the full vision and potential we believe that Pacific Continental can bring to customers and community-based businesses.

“I’m committed to the Eugene and Springfield communities. I believe we can continue to grow and be successful headquartered in Lane County. At the same time, I firmly believe that our team will demonstrate that we have the elements to succeed in our Portland market expansion. With this as a primary focus, I am committed to deliver long-term shareholder value as an independent community-based bank,” concluded Brown.

About Pacific Continental Bank

Pacific Continental Bank is the operating subsidiary of Pacific Continental Corporation with ten banking offices in western Oregon. The bank provides personalized services, including online and electronic banking, to meet the deposit and lending needs of professionals, communities and businesses. The SBA has consistently recognized the bank as one of the top lenders over the past five years. More information on Pacific Continental and its banking services can be found on its Website: www.therightbank.com

Safe Harbor

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). Such forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those projected, including but not limited to the following: general economic conditions; business conditions in the banking industry; the regulatory environment; new legislation; vendor quality and efficiency; employee retention factors; rapidly changing technology and evolving banking industry standards; competitive factors, including increased competition among financial institutions; fluctuating interest rate environments; cash flow, operating performance, availability of retained earning and decisions made by its board of directors with respect to dividend practices and similar matters. Readers are cautioned not to place undue reliance on the forward-looking statements. Pacific Continental Corporation undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this release. Readers should also carefully review any risk factors which may be described in its Annual Report on Form 10K and the most recent Form 10-Q and other documents filed from time to time with the Securities Exchange Commission. This statement is included for the express purpose of invoking PSLRA’s safe harbor provisions.

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